March 1, 2016
Dear Occidental Petroleum Corporation Stockholder:
This Information Statement provides you with details regarding the distribution of our remaining interest in California Resources Corporation (“CRC”) and other related important information concerning:
•    the U.S. federal income tax treatment of the shares of CRC common stock you will receive;
•    how we determined the number of shares of CRC common stock you will receive;
•    how fractional shares will be treated;
•    a brief description of the background and business of CRC; and
•    how you can obtain additional information about these matters.
Thank you for your continued support of Occidental Petroleum Corporation.
Sincerely,

Stephen I. Chazen
Chief Executive Officer
Occidental Petroleum Corporation

INFORMATION STATEMENT
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SPECIAL DISTRIBUTION BY OCCIDENTAL PETROLEUM CORPORATION OF
71,500,000 SHARES OF CALIFORNIA RESOURCES CORPORATION COMMON STOCK

We are sending you this Information Statement because we are distributing our remaining interest in California Resources Corporation (“CRC”) to the holders of Occidental Petroleum Corporation (“Occidental”) common stock as the final step of the spin-off of CRC. Holders of Occidental common stock will receive 0.093618 shares of CRC common stock as a dividend on each outstanding share of Occidental common stock they own at the close of business on February 29, 2016 (the “Record Date”), amounting to 71,500,000 shares of CRC common stock in total. The dividend will be payable on March 24, 2016 (the “Distribution Date”).
CRC is an independent oil and natural gas exploration and production company operating properties exclusively within the State of California. CRC was incorporated in Delaware as a wholly-owned subsidiary of Occidental on April 23, 2014. On November 30, 2014, Occidental distributed shares of CRC common stock on a pro rata basis to Occidental stockholders and CRC became an independent, publicly-traded company. Occidental retained 71,500,000 shares of CRC common stock (approximately 18.4% of the currently outstanding CRC common stock). On February 18, 2016, the board of directors of Occidental approved the distribution to Occidental’s stockholders of the retained 71,500,000 shares of CRC common stock held by Occidental (the “Distribution”). Following the completion of the Distribution, Occidental will no longer own any shares of CRC common stock.
We believe the Distribution generally will be tax-free to Occidental’s stockholders for U.S. federal income tax purposes. See “U.S. Federal Income Tax Consequences” below. You are urged to consult your own tax advisor to determine the particular tax consequences of the Distribution to you, including the effect of any federal, state, local or foreign income and any other tax laws.
As of February 29, 2016, CRC common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CRC.” See “Information About CRC Common Stock” for more details.
No vote or other action of Occidental stockholders is required in connection with the Distribution. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains additional information about the terms of the Distribution, certain tax consequences of the Distribution, CRC and CRC’s common stock, for your information only.
Neither the Securities and Exchange Commission nor any state securities regulators has approved or disapproved the shares of CRC common stock to be distributed to you pursuant to the Distribution or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this Information Statement is March 1, 2016.

INFORMATION ABOUT THE DISTRIBUTION
The Distribution
On February 18, 2016, the board of directors of Occidental approved the distribution of 71,500,000 shares of CRC common stock on March 24, 2016, the Distribution Date, as a pro rata dividend on shares of Occidental common stock outstanding at the close of business on February 29, 2016, the Record Date. The shares of CRC common stock to be distributed in the Distribution represent approximately 18.4% of the currently outstanding CRC common stock.
On the Distribution Date, holders of Occidental common stock will receive 0.093618 shares of CRC common stock as a dividend on each outstanding share of Occidental common stock that they owned at the close of business on the Record Date, calculated as described below.
You will not be required to pay any cash or other consideration for the CRC common stock distributed to you, nor will you have to surrender or exchange your shares of Occidental common stock to receive the dividend of CRC common stock. The Distribution will not affect the number of outstanding shares of Occidental common stock held by any stockholder, nor will it affect the rights of holders of Occidental common stock.
The Number of Shares You Will Receive
For each share of Occidental common stock that you owned at the close of business on the Record Date, you will be entitled to receive that number of shares of CRC common stock equal to the quotient obtained by dividing (i) the total number of shares of CRC common stock to be distributed in the Distribution by (ii) the total number of shares of Occidental common stock outstanding at the close of business on the Record Date. Thus, the following equation determines the number of shares of CRC common stock you will be entitled to receive for each share of Occidental common stock you hold:

Total number of shares of CRC common stock to be distributed	=	71,500,000
Number of shares of Occidental common stock outstanding at the close of business on the Record Date		763,740,597
Based on the number of shares of Occidental common stock outstanding at the close of business on the Record Date, you will be entitled to receive 0.093618 shares of CRC common stock for each share of Occidental common stock you own at the close of business on the Record Date. You will be entitled to receive whole shares of CRC common stock plus a cash payment in lieu of any fractional share of CRC common stock to which you are entitled, as further described under the heading “When and How You Will Receive the Dividend.”
Trading Between the Record Date and Distribution Date
Beginning on February 25, 2016, and continuing through the close of trading on the NYSE on the Distribution Date, the shares of Occidental’s common stock will go “Ex-Dividend” on the retained shares of CRC common stock. Meaning, after market close on February 24, 2016, Occidental’s closing common stock price was adjusted by deducting the total value of the shares of CRC common stock (based on the CRC common stock closing price as of February 24, 2016) that each share of Occidental common stock is entitled. After the Record Date, shares of Occidental common stock will not trade with the right to receive shares of CRC common stock. Therefore, if you own shares of Occidental common stock at the close of business on February 29, 2016, the Record Date for the special stock dividend, and sell those shares prior to market close on March 24, 2016, you will retain the right to receive the shares of CRC common stock entitled to your shares of Occidental common stock. The NYSE will not create any special markets for Occidental or CRC common stock (if applicable) in connection with the Distribution.

When and How You Will Receive the Dividend
We will distribute the dividend after market close on March 24, 2016 by releasing our shares of CRC common stock to American Stock Transfer & Trust Company, LLC, the distribution agent (the “Distribution Agent”). At the close of business on March 24, 2016, the Distribution Agent will cause to be registered in your name or in the “street name” of your bank or brokerage firm the shares of CRC common stock to which you are entitled.
Registered Holders. If you are the registered holder of Occidental common stock and hold your Occidental common stock in either certificated form or book-entry form, the shares of CRC common stock distributed to you will be registered in your name and you will become the record holder of that number of shares of CRC common stock.
“Street Name” Holders. Many Occidental stockholders have their common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm holds the stock on your behalf. The shares of CRC common stock being distributed will be held in the “street name” of your bank or broker, who in turn will electronically credit your account for the shares of CRC common stock that you receive in the Distribution. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having the shares of CRC common stock to which you are entitled posted to your account.
Fractional Shares. The transfer agent will not deliver any fractional shares of CRC common stock in connection with the Distribution nor will your bank or broker, if you are a “street name” stockholder, credit your account with a fractional share of CRC common stock. Instead, the Distribution Agent will (i) aggregate all fractional shares of CRC common stock that would otherwise be distributed, (ii) sell such fractional shares in an orderly manner after the Distribution Date on the open market through a broker-dealer that is unaffiliated with both Occidental and CRC, and (iii) distribute the pro rata portion of the net proceeds from such sales pro rata to each Occidental stockholder who would otherwise have received a fractional share of CRC common stock. We currently estimate that it will take approximately seven business days after the Distribution for the Distribution Agent to effect these sales and mail checks for fractional share payments to stockholders. The Distribution has been structured to qualify as a tax-free distribution to Occidental stockholders for U.S. federal income tax purposes. Cash received in lieu of fractional shares will, however, be taxable. No interest will accrue on the amount of any payment made in lieu of the distribution of a fractional share.
Direct Registration System for Registered Holders. Shares of CRC common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your shares of CRC common stock will be automatically mailed to you. If at any time you want to receive a physical certificate evidencing your shares of CRC common stock, you may do so by contacting the CRC transfer agent and registrar. See “Information About CRC Common Stock” for more information about contacting the CRC transfer agent and registrar.
Savings Plan Participation. The Occidental Petroleum Corporation Savings Plan (the “PSA”), as a holder of shares of Occidental common stock, will receive shares of CRC common stock as a dividend in respect of the outstanding shares of Occidental common stock it owns. The participants and beneficiaries in the PSA will not directly receive shares of CRC common stock in the Distribution, instead the shares of CRC common stock will be received by the Oxy Stock Fund within the PSA. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the PSA.  If you are a participant or beneficiary in the PSA and you have questions regarding the shares of CRC common stock distributed, please contact the administrator of the PSA for more information.
U.S. Federal Income Tax Consequences
The following is a summary of the material U.S. federal income tax consequences to Occidental, CRC and U.S. Holders (as defined below) of Occidental common stock of the distribution of CRC common stock to the U.S. Holders. This summary is not a complete description of those consequences and, in particular, may not address U.S. federal income tax considerations that affect the treatment of a U.S. Holder that acquired Occidental common stock as compensation, a U.S. Holder subject to special treatment under the Internal Revenue Code (for example, insurance companies, financial institutions, dealers in securities or tax-exempt organizations), or a “significant distributee” within the meaning of Treasury regulations under Section 355 of the Internal Revenue Code. Your individual circumstances may affect the tax consequences of the distribution of CRC common stock to you. In addition, no information is provided with respect to tax consequences under applicable foreign, state, local or other laws, other than U.S. federal income tax laws. Further, this summary is based upon provisions of the Internal Revenue Code, applicable Treasury regulations thereunder, Internal Revenue Service rulings and judicial decisions in effect as of the date of this Information Statement. Future legislative, administrative or judicial changes or interpretations could affect the accuracy of the statements set forth herein, and could apply retroactively. You are advised to consult your own tax advisor as to the specific tax consequences of the distribution of CRC common stock to you.
For purposes of this summary a “U.S. Holder” is a beneficial owner of Occidental common stock that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust, as well as certain electing trusts. If a partnership holds Occidental common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A partner in a partnership holding Occidental common stock should consult its tax advisor.
Tax-Free Status of the Distribution. Assuming that Occidental common stock is a capital asset in the hands of a U.S. Holder on the distribution date, we believe that:

•
Except for any cash received in lieu of fractional shares of CRC common stock, a U.S. Holder will not recognize any income, gain or loss as a result of the receipt of CRC common stock in the Distribution.

•	A U.S. Holder’s holding period for CRC common stock received in the Distribution will include the period for which that stockholder’s Occidental common stock was held.

•
A U.S. Holder’s tax basis for CRC common stock received in the Distribution will be determined by allocating a portion of the pre-Distribution basis in the holder’s Occidental common stock to the CRC common stock received in the Distribution. The allocation will generally be computed by multiplying the U.S. Holder’s pre-Distribution basis in the holder’s Occidental common stock by the ratio of (i) the aggregate fair market value of the CRC common stock received in the Distribution, over (ii) the aggregate fair market value of the holder’s Occidental common stock (determined after the Distribution) and the CRC common stock received in the Distribution. The U.S. Holder’s pre-Distribution basis in the holder’s Occidental common stock will be decreased by the portion allocated to the CRC common stock.

•
The receipt of cash in lieu of fractional shares of CRC common stock will be treated as a sale of the fractional shares, and a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received and the shareholder’s basis in the fractional shares, as determined above. The gain or loss will generally be long-term capital gain or loss if the holding period for the fractional shares of CRC common stock, as determined above, is more than one year.

Occidental has received (i) a private letter ruling substantially to the effect that certain aspects of the transactions that will be undertaken in preparation for, or in connection with, the Distribution will not cause the Distribution to be taxable to Occidental or its affiliates and (ii) an opinion from its tax counsel regarding, among other things, that the Distribution generally qualifies as a tax-free transaction under Sections 355, 361 and/or 368(a)(1)(D) of the Internal Revenue Code. The private letter ruling and the opinion of counsel have relied on certain facts, assumptions, representations and undertakings from Occidental and CRC regarding the past and future conduct of the companies’ respective businesses and other matters. If any of these facts, assumptions, representations, or undertakings are, or become, incorrect or not otherwise satisfied, Occidental may not be able to rely on the private letter ruling or the opinion of its tax advisor. In addition, an opinion of counsel is not binding on the IRS, so, notwithstanding the opinion of Occidental’s tax advisor, the IRS could conclude upon audit that the distribution is taxable if it disagrees with the conclusions in the opinion or for other reasons. There can be no assurance that the IRS or the courts will not challenge the qualification of the distribution as a tax-free transaction under Sections 355, 361 and/or 368(a)(1)(D) of the Internal Revenue Code or that such challenge would not prevail.
INFORMATION ABOUT CRC
Overview of CRC
According to its filings with the U.S. Securities and Exchange Commission, CRC is the largest oil and natural gas producer in California on a gross operated basis. CRC operates its resource base exclusively within the State of California, applying integrated infrastructure to gather, process and market its production. It has significant lower-risk, conventional opportunities in each of California’s four major oil and gas basins: San Joaquin, Los Angeles, Ventura and Sacramento. CRC sells its crude oil, natural gas and natural gas liquids production to marketers, California refineries and other purchasers that have access to transportation and storage facilities.

CRC’s principal executive offices are located at 9200 Oakdale Avenue, Los Angeles, California, 91311. General information about CRC can be obtained by visiting its corporate website at www.crc.com. Information on CRC's website does not constitute part of, and is not incorporated by reference in, this Information Statement.

Background of the Separation of CRC from Occidental
On October 2, 2014, the board of directors of Occidental approved the spin-off of Occidental’s California oil and gas operations and related assets as a separate, publicly-traded company. On November 30, 2014, Occidental distributed shares of CRC common stock on a pro rata basis to Occidental stockholders. Occidental retained 71,500,000 shares of CRC common stock (approximately 18.5% of outstanding CRC common stock as of November 30, 2014).
On February 18, 2016, the board of directors of Occidental approved the Distribution to its stockholders of the 71,500,000 shares of CRC common stock. Following the completion of the Distribution, Occidental will no longer own any shares of CRC.
INFORMATION ABOUT CRC COMMON STOCK
CRC’s authorized capital stock consists of (i) 200,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding, and (ii) 2,000,000,000 shares of common stock, par value $0.01 per share, of which 388,181,900 shares were issued and outstanding as of January 31, 2016.
Except as provided by law or in a preferred stock designation, holders of CRC common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware. Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by CRC’s board of directors out of funds legally available for dividend payments. All outstanding shares of CRC common stock, including the shares of CRC common stock to be distributed in the Distribution, are fully paid and non-assessable. The holders of CRC common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the CRC common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of CRC’s affairs, holders of CRC common stock will be entitled to share ratably in CRC’s assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of CRC’s debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.
Pursuant to CRC’s Amended and Restated Certificate of Incorporation, CRC’s board of directors, subject to any limitations prescribed by law, without further stockholder approval, is authorized to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 200,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion or exchange rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
For a more complete description of CRC’s common stock and preferred stock, you should review CRC’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. See “Where You Can Find Additional Information” for instructions on how to obtain these documents.
As of February 29, 2016, CRC common stock is listed on the NYSE under the symbol “CRC.” The closing price per share of CRC common stock was $0.56 on February 29, 2016.  On February 26, 2016, CRC was notified by the NYSE that it does not presently satisfy the NYSE’s continued listing standard requiring the average closing price of its common stock to be at least $1.00 per share over any period of 30 consecutive trading days. NYSE rules provide CRC with six months to cure such noncompliance before the NYSE will begin suspension and delisting procedures. Regaining compliance will require, on the last trading day of any calendar month, CRC’s common stock price per share and 30 trading-day average closing price per share to be at least $1.00. Additionally, if CRC’s common stock trades at a price below $0.16 per share at any time, the NYSE has advised that they may immediately suspend the trading of CRC’s common stock and initiate delisting procedures without an opportunity to cure the listing deficiency. If CRC’s common stock is suspended and delisting procedures are commenced, CRC’s common stock will likely begin trading on the over-the-counter market. Subject to board approval, CRC intends to seek stockholder approval to effect a reverse stock split not later than its annual meeting in May. There can be no assurance that CRC’s stockholders will grant approval or that the deficiency will be cured by subsequent trading prices.
The transfer agent and registrar for Occidental common stock is Wells Fargo Bank N.A. You may contact Occidental’s transfer agent and registrar at the address set forth below or at its toll free number 877-699-8166. All written correspondence should be sent to Wells Fargo Bank N.A., Shareowner Services, PO Box 64874, St. Paul, MN 55164-0874.
The transfer agent and registrar for CRC common stock, and the Distribution Agent, is American Stock Transfer & Trust Company, LLC. You may contact CRC’s transfer agent and registrar, and the Distribution Agent, at the address set forth below or at its toll free number 1-866-659-2647. All written correspondence should be sent to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
Occidental is providing this Information Statement to its stockholders to ensure that they have received adequate information regarding the Distribution. The information in this letter is not intended to be complete and does not contain all information that you should consider in connection with the Distribution. Occidental and CRC are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended. Accordingly, each company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”), including financial statements.
You may read and copy any document Occidental and CRC files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Occidental and CRC.